ERIE FAMILY LIFE INSURANCE COMPANY
                             AUDIT COMMITTEE CHARTER
                                  June 13, 2000


I.       Introduction

         The Securities Exchange Commission promulgated new rules and amended old rules relating to audit committees and their function relative to oversight of the financial reporting process in 1999. The rules are designed to enhance the audit committee's effectiveness, improve disclosure about the audit committee's purpose and functions and enhance the reliability of financial statements and disclosures to the public.

         Audit committees play a critical role in the financial reporting system by overseeing and monitoring management's and the independent auditors' performance of the financial reporting process. While the Audit Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Audit Committee to plan or conduct audits or to determine that the Company's financial statements are complete and accurate and are in accordance with generally accepted accounting principles. This is the responsibility of management and the independent auditors. Nor is it the duty of the Audit Committee to conduct investigations, to resolve disagreements, if any, between management and the independent auditors or to assure compliance with laws and regulations.

II.      Audit Committee Purpose

         The Audit Committee shall be appointed by the Board of Directors of Erie Family Life Insurance Company (hereafter "the Company") to assist the Board in monitoring (1) the integrity of the financial statements of the Company; (2) the compliance by the Company with financial accounting and legal and regulatory requirements; and (3) the independence and performance of the Company's internal and independent auditors.

III.     Audit Committee Appointment, Composition, and Meeting Protocol

         The members of the Audit Committee shall be appointed by the Board, and shall meet independence and experience requirements of the applicable federal securities law, the Pennsylvania Insurance Holding Company Law, and the NASDAQ Stock Market of the National Association of Securities Dealers, Inc. (hereafter "NASDAQ" or "NASD").

         The Audit Committee shall be comprised of at least three directors, the exact number to be determined by the Board, each of whom shall be independent directors as required by applicable statutory requirements and each member of the Audit Committee shall be free from any relationship that would interfere with the exercise of his or her independent judgment.

         All members of the Audit Committee shall be able to read and understand the financial statements, including the Company's balance sheet, income statements, and cash flow statements, or become able to do so within a reasonable period of time after his or her appointment to the Audit Committee. At least one member of the Audit Committee shall have current or past employment experience in finance or accounting, requisite professional certification in accounting, or any other comparable experience or background which results in the individual's financial sophistication, including being or having been a chief executive officer, chief financial officer, or other senior officer with financial oversight responsibilities.

         The Audit Committee Chair shall be designated by the Board.

         The Audit Committee shall meet at least four times annually or more frequently as necessary and appropriate. A quorum of committee members shall be present at any meeting at which final action or approval is to be taken or made. A quorum shall be present if a majority of committee members are present in person or by other means and in the case of an Audit Committee of three or four members, by the attendance, in person or otherwise, of two or more committee members. An agenda for each meeting shall be prepared in advance of each meeting and may be developed in consultation with management, other committee members, and/or the independent auditors.

IV.      Audit Committee Responsibilities and Duties

         The Audit Committee shall have the following responsibilities and duties:

               1. Review and reassess the adequacy of this Charter at least annually and recommend any proposed changes to the Board for approval.

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               2. Review the annual audited financial statements prior to filing or distribution. The review should include discussions with management and the independent auditors of any significant issues regarding accounting principles, practices and judgments.

               3. Consider the integrity of the Company's financial reporting processes and controls in consultation with management, the independent auditors and the internal auditors. Discuss significant financial risk exposures and the steps management has taken to monitor, control, and report such exposures and to identify any payments or procedures that might be deemed illegal or improper. Review significant findings presented by the independent auditors and the internal audit department together with management's responses.

               4. Review and discuss any significant changes to the Company's accounting principles and any items required to be communicated by the independent auditors in accordance with the American Institute of Certified Public Accountants (AICPA) Statement of Accounting Standards (SAS) No. 61.

               5. Select, evaluate, and, if appropriate, replace the independent auditor. The independent auditors are ultimately accountable to the Board of Directors and the Audit Committee, as representatives of shareholders.

               6. Approve the fees and other significant compensation to be paid to the independent auditors, including any other significant management consulting engagements to be performed by the independent auditing firm that is outside of the audit engagement letter.

               7. Review and discuss with the independent auditors annually all significant relationships they have with the Company that could impair the auditors' independence, pursuant to the Independent Standards Board Statement No. 1.

               8. Review the independent auditors' audit plan and engagement letter to determine if it is sufficiently detailed and covers any significant areas of concern the Audit Committee may have. This review should include the scope, staffing, locations, reliance upon management and internal audit and general audit approach.

               9.  Review  and  consider  the  independent   auditors'  judgment
               regarding the quality and appropriateness of the Company's accounting principles as applied in its financial reporting.

               10. Review with management the appointment, performance and replacement of the senior internal audit executive.

               11. Review with the Company's General Counsel on at least an annual basis, i.) any legal matters that could have a significant impact on the Company's financial statements, ii.) the Company's compliance with applicable laws and regulations, and iii.) inquiries received from regulators or governmental agencies.

               12. Prepare annually a report to shareholders, to be included in the Company's annual proxy statement, as required by the SEC. The report should include a statement that the Audit Committee has reviewed and discussed the audited financial statements with management; discussed with the independent auditors, the matters required to be discussed by SAS No. 61; and have reviewed the disclosure from the independent auditors regarding their independence as required by the Independent Standards Board Statement No. 1.

               13. File and attach the Audit Committee Charter as an appendix to the proxy statement at least once every three years.

               14. Obtain from the independent auditor, assurance that Section 10A of the Securities Exchange Act of 1934, as amended (relating to the disclosure of illegal acts), has not been implicated.

               15. Prepare and maintain minutes of its meetings.

               16. Periodically report to the Board of Directors on significant results of its activities.

               17. Perform such other duties and activities consistent with the intent and spirit of this charter, the Company's bylaws, and governing law, as the Audit mmittee deems necessary or appropriate.


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